EXHIBIT 99(A)

                                  SCHEDULE 13D


                                    EXHIBIT A

                             JOINT FILING AGREEMENT



     The undersigned hereby agree that the Statement on Schedule 13D/A with respect to the Common Stock of Aries Ventures Inc., dated September__ 2002 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: September 24, 2002           /s/ Mark S. Zucker
                          -------------------------------------
                                     Mark S. Zucker



                            REFLECTION PARTNERS, L.P.

                  By: Anvil Investors, Inc., as General Partner




                     By:     /s/ Mark S. Zucker
                     -------------------------------------
                          Mark S. Zucker, President


                     By: /s/ Anvil Claims, Inc.
                     -------------------------------------
                          Mark S. Zucker, President